Exhibit 10.6

FIRST AMENDMENT TO THE
RESTRICTED STOCK AWARD AGREEMENT UNDER THE
TRAMMELL CROW COMPANY
LONG-TERM INCENTIVE PLAN

This FIRST AMENDMENT (this “First Amendment”) to the Restricted Stock Award Agreement (the “Agreement”) dated as of                                   ,               , by and between                               and Trammell Crow Company, a Delaware corporation (the “Corporation”), is made and adopted by the Corporation, effective as of the date set forth herein.

PRELIMINARY STATEMENTS

A.            The stockholders of the Corporation have approved, and the Corporation has adopted, the Trammell Crow Company Long-Term Incentive Plan, as amended (the “Plan”).

B.            Pursuant to Section 7 of the Plan, the Corporation has previously awarded you           Restricted Shares, and such award is evidenced by the Agreement.

C.            In order to accurately reflect the Corporation’s original intentions in connection with the Plan and the Agreement, the Corporation desires to amend and modify certain provisions contained in the Agreement subject to the terms and conditions set forth in this First Amendment.  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Plan or in the Agreement.

AMENDMENT

NOW, THEREFORE, the Agreement is hereby amended, effective as of the date that certain Agreement and Plan of Merger, dated October 30, 2006, by and among CB Richard Ellis Group, Inc., A-2 Acquisition Corp., and the Corporation (the “Merger Agreement”) is executed by the parties thereto (the “Effective Date”), as follows:

A new sentence shall be added to the end of Section 4(a) of the Agreement to read as follows:

If the merger contemplated by that certain Agreement and Plan of Merger, dated October 30, 2006, by and among CB Richard Ellis Group, Inc., A-2 Acquisition Corp., and the Corporation is consummated on or before December 31, 2006, the Performance Requirements will be deemed satisfied.

This First Amendment, and the changes to the provisions of the Agreement affected hereby, shall be effective as of the Effective Date; provided, however, that this First Amendment shall terminate in its entirety automatically as of the date the Merger Agreement terminates and, upon such termination, this First Amendment shall be null and void.  Except as expressly set forth herein, the Agreement shall remain in full force and effect without further amendment or modification.

IN WITNESS WHEREOF, the Corporation, acting by and through its officer hereunto duly authorized, has executed this First Amendment effective as of the date set forth herein.

TRAMMELL CROW COMPANY

By:

Name:

Its:

Date: